As filed with the Securities and Exchange Commission on June 5, 2003


                                                      Registration No. 333-88486

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Covenant Transport, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                                         88-0320154
-----------------------------------       --------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


     400 Birmingham Highway
     Chattanooga, Tennessee                               37419
-----------------------------------       --------------------------------------
(Address of Principal Executive                         (Zip Code)
Offices)

                  Covenant Transport, Inc. Incentive Stock Plan
                            (Full title of the plan)



                                 David R. Parker
                Chairman, President, and Chief Executive Officer
                            Covenant Transport, Inc.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419
                     (Name and address of agent for service)


                                 (423) 821-1212
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                              Mark A. Scudder, Esq.
                         Scudder Law Firm, P.C., L.L.O.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223

                            DEREGISTRATION OF SHARES

     On January 20, 1995, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8, which was subsequently amended August 15, 1996 (SEC file No. 33-88686), and subsequently registered additional shares pursuant to a Registration Statement on Form S-8 filed on May 18, 2000 (SEC file No. 333-37356) (the "Prior Registration Statements"), relating to shares of the Registrant's Class A common stock ($.01 par value) to be issued pursuant to the Covenant Transport, Inc. Incentive Stock Plan (the "1994 Plan"), and the Prior Registration Statements are currently effective. As originally filed on May 16, 2002, this Registration Statement registered 1,003,034 additional shares of the Common Stock of the Company which had been approved for issuance under the 1994 Plan.

     The Company now has adopted a new plan, the Covenant Transport, Inc. 2003 Incentive Stock Plan (the "2003 Plan") to which shares remaining available for grant under the 1994 Plan may be transferred for the purpose of new grants. As of May 31, 2003, a total of 1,418,069 shares of the Company's Common Stock were subject to outstanding but unexercised option grants, and a total of 536,766 shares were reserved for future stock grants under the 1994 Plan. This post-effective Amendment is being filed to deregister all shares of the Company's stock reserved for issuance under the 1994 Plan that are not subject to outstanding but unexercised option grants.

     Accordingly, this post-effective Amendment is being filed to deregister 536,766 shares previously registered for the 1994 Plan. A new Form S-8 Registration Statement will be filed by the Company to register shares issuable under the 2003 Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-88486 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on this 5th day of June, 2003.

                                COVENANT TRANSPORT, INC., a
                                Nevada corporation


                                By   /s/ Mark A. Scudder, attorney-in-fact
                                     -------------------------------------------
                                     David R. Parker
                                     Chairman of the Board, President, and Chief
                                     Executive Officer; Director (principal
                                     executive officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature and Title
                                                                                        Date

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
David R. Parker
Chairman of the Board, President, and Chief Executive
Officer; Director (principal executive officer)

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Joey B. Hogan
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Michael W. Miller
Director

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
William T. Alt
Director

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Robert E. Bosworth
Director

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Hugh O. Maclellan, Jr.
Director

/s/ Bradley A. Moline                                                                   June 5, 2003
------------------------------------------------------
Bradley A. Moline
Director

                                                                                        June 5, 2003
------------------------------------------------------
Niel B. Nielson
Director

/s/ Mark A. Scudder                                                                     June 5, 2003
------------------------------------------------------
Mark A. Scudder
Director